Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.6 to Registration Statement No. 333-173967 on Form N-1A of our report dated December 23, 2011, relating to the financial statements and financial highlights of the FlexSharesSM Trust, including FlexSharesSM Morningstar US Market Factor Tilt Index Fund, FlexSharesSM Morningstar Global Upstream Natural Resources Index Fund, FlexSharesSM iBoxx 3-Year Target Duration TIPS Index Fund, and FlexSharesSM iBoxx 5-Year Target Duration TIPS Index Fund appearing in the Annual Report on Form N-CSR of the FlexShares Trust for the period ended October 31, 2011, and to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 27, 2012